[WORKSTREAM LOGO]

Exhibit No. 99.1

                 WORKSTREAM INC. ANNOUNCES THIRD QUARTER RESULTS
                REVENUE & GROSS PROFIT IMPROVE FROM PREVIOUS YEAR

OTTAWA, CANADA, APRIL 14, 2004 - WORKSTREAM INC. (NASDAQ - WSTM), a provider of enterprise software and workforce management solutions, today announced its third quarter 2004 financial results for the period ended February 29, 2004. All figures are in U.S. dollars unless otherwise noted.


Workstream reported positive EBITDA of $359,239 or $0.01 per share for third quarter 2004, compared to an EBITDA loss of $183,045 or $(0.01) per share for third quarter 2003. This represents an improvement of $542,284 over the same time period last year. Gross profit margins improved to 91% of revenues for third quarter 2004 from 83% of revenues for third quarter 2003. Gross profit was $3,812,584 for third quarter 2004 compared to $3,453,291 for third quarter 2003. The improvement in the gross profit margin was primarily due to improved efficiencies resulting from the elimination of redundant operations and related costs from the businesses we acquired in fiscal 2003.

"Workstream delivered our fourth consecutive quarter of positive EBITDA results and our sixth consecutive quarter of EBITDA improvement," said Michael Mullarkey, chairman and CEO. "Our Human Capital Suite of Products is spurring competitive success with new customers and further strengthening our position with existing customers," continued Mullarkey. "We continue to focus on achieving profitable growth and opportunistic business development opportunities."

Workstream reported third quarter 2004 revenues of $4,169,074 compared to revenue for the same period last year of $4,142,244, an increase of .6%. Net loss for third quarter 2004 was $1,796,317 or $(0.07) per share compared to a net loss of $1,889,496 or $(0.10) per share for third quarter 2003. The decrease in the net loss was mainly caused by lower operating expenses. This decrease in operating expenses is a result of the integration and consolidation of operations from the businesses we acquired in fiscal 2003. In addition, operating expenses have decreased due to the implementation of more efficient and cost effective strategies in areas such as sales and marketing and research and development. Operating expenses have also decreased due to lower amortization and depreciation expense.


Subsequent to the end of the third quarter, Workstream announced that it acquired certain assets of PeopleView, Inc., a developer of performance management and corporate compliance software.


THIRD QUARTER HIGHLIGHTS:

      o Completed an at market private placement of $6.6 million to institutional and other accredited investors;
      o Significant new client wins this quarter including Kuwait Petroleum Corporation, Jeppesen Sanderson, Inc., and The National Association of Minority Business Professionals;
      o Released JobPlanet 5.2.1 that introduced more options that can be configured for customer career sites;
      o     Converted all outstanding convertible notes to equity;
      o Restructured our lease agreements for our Ottawa and Florida locations resulting in a projected net cash savings for the coming 12 months of approximately $400,000; and
      o Increased our line of credit with the Bank of Montreal to CDN (Canadian) $3 million from CDN $1 million.

"As a result of the $6.6 million private placement, the conversion of all outstanding convertible notes to equity, improved gross profit margins and improvement in the management of our receivables, our working capital improved to a positive working capital of $2,786,362 as of February 29, 2004 from a working capital deficiency of $3,411,579 as of May 31, 2003. Our financial health has been improved and we are now poised to move forward with the strength of our balance sheet and the support of our institutional investors and bankers." stated Chief Financial Officer, David Polansky.


"With the results from the third quarter, we believe that our business strategy is focused and we are well positioned to achieve the goals we have set out for ourselves this fiscal year." said Michael Mullarkey. "The conversion of convertible notes to equity and the increase of our line of credit with the Bank of Montreal to CDN $3 million from CDN $1 million are just two factors that show the continued confidence of our investors and bankers," continued Mullarkey.


EBITDA and EBITDA per share, are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss before interest, taxes, depreciation and amortization. Included, following the financial statements, is a reconciliation of net loss to EBITDA and EBITDA per share that should be read in conjunction with the financial statements.




ABOUT WORKSTREAM INC.

Workstream Inc. (NASDAQ: WSTM) is a provider of hosted Human Resource (HR) enterprise software and professional services to the Fortune 2000. Workstream's products streamline the attraction, recruitment and retention of employees for corporations. Workstream has been named to the Deloitte & Touche Fast 50 list of the fastest growing software companies. Through its 12 offices and 170 dedicated human resource professionals across North America, Workstream services customers such as Eli Lilly, Nordstrom, Nike, Home Depot, Samsung, KPMG and Sony Music. For more information visit http:www.workstreaminc.com [http://www.workstreaminc.com] or call toll free 1-866-470-WORK.

Forward-Looking Statements:


This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

For more information contact:

Investor Relations:
Tammie Brown
Workstream
Tel:  877-327-8483 ext. 263
Email:  tammie.brown@workstreaminc.com

PART I - FINANCIAL INFORMATION
ITEM 1. UNAUDITED FINANCIAL STATEMENTS

WORKSTREAM, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(UNITED STATES DOLLARS)

                                                   FEBRUARY 29, 2004   MAY 31, 2003
                                                       ------------    ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                            $  3,806,285    $    255,173
  Restricted cash                                         2,759,392       1,307,439
  Short-term investments                                    544,922          38,419
  Accounts receivable, net of allowance for doubtful        939,495         933,889
       accounts of $85,973  (May 31, 2003 - $55,828)
  Prepaid expenses                                          448,612         133,551
  Other assets                                              226,410         201,877
                                                       ------------    ------------
                                                          8,725,116       2,870,348
CAPITAL ASSETS                                              959,098       1,138,276
OTHER ASSETS                                                 95,850         143,500
ACQUIRED INTANGIBLE ASSETS                                6,082,285       9,082,926
GOODWILL                                                 17,472,946      17,383,437
                                                       ------------    ------------
                                                       $ 33,335,295    $ 30,618,487
                                                       ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                    $  1,123,247    $  1,909,896
   Accrued liabilities                                    1,070,744       1,093,133
   Accrued exit costs                                            --         117,702
   Line of credit                                         1,765,550         593,452
   Accrued compensation                                     528,436         443,144
   Current portion of convertible notes                          --         449,071
   Current portion of long-term obligations                  29,944          31,662
   Current portion of related party obligation              163,578         178,623
   Current portion of capital lease obligations              53,869          97,882
   Deferred revenue                                       1,203,386       1,367,362
                                                       ------------    ------------
                                                          5,938,754       6,281,927
DEFERRED INCOME TAX LIABILITY                             1,289,443       2,607,981
CAPITAL LEASE OBLIGATIONS                                    36,058          73,316
LEASEHOLD INDUCEMENTS                                       130,304         142,274
LONG-TERM OBLIGATIONS                                        67,374          85,243
RELATED PARTY OBLIGATIONS                                   976,349       2,403,407
                                                       ------------    ------------
                                                          8,438,282      11,594,148
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
CAPITAL STOCK
   Issued and outstanding, no par value - 28,458,954
          common shares (May 31, 2003 - 19,951,570)      56,911,035      47,158,583
  Additional paid-in capital                              5,595,681       4,721,516
  Accumulated other comprehensive loss                   (1,018,506)       (893,316)
  Accumulated deficit                                   (36,591,197)    (31,962,444)
                                                       ------------    ------------
                                                         24,897,013      19,024,339
                                                       ------------    ------------
                                                       $ 33,335,295    $ 30,618,487
                                                       ============    ============

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNITED STATES DOLLARS)

                                    Three Months    Three Months    Nine Months     Nine Months
                                        Ended           Ended           Ended           Ended
                                    February 29,    February 28,    February 29,    February 28,
                                        2004            2003            2004            2003
                                    ------------    ------------    ------------    ------------

REVENUE                             $  4,169,074    $  4,142,244    $ 12,609,359    $ 13,763,386
COST OF REVENUES (exclusive of
     depreciation, shown below)          356,490         688,953       1,189,247       2,586,675
                                    ------------    ------------    ------------    ------------
GROSS PROFIT                           3,812,584       3,453,291      11,420,112      11,176,711
                                    ------------    ------------    ------------    ------------

EXPENSES
Selling and marketing                    978,803       1,156,644       3,150,690       4,860,608
General and administrative             2,357,744       2,229,713       7,074,416       7,292,871
Research and development                 116,798         249,979         387,777         970,557
Amortization and depreciation          1,366,337       1,735,166       4,174,633       4,733,651
                                    ------------    ------------    ------------    ------------
                                       4,819,682       5,371,502      14,787,516      17,857,687
                                    ------------    ------------    ------------    ------------
OPERATING LOSS                        (1,007,098)     (1,918,211)     (3,367,404)     (6,680,976)
                                    ------------    ------------    ------------    ------------

OTHER INCOME AND (EXPENSES)
Interest and other income                  4,797           1,814           6,793          38,340
Interest and other expense            (1,248,366)       (464,587)     (2,600,355)       (806,830)
                                    ------------    ------------    ------------    ------------
                                      (1,243,569)       (462,773)     (2,593,562)       (768,490)
                                    ------------    ------------    ------------    ------------

LOSS BEFORE INCOME TAX                (2,250,667)     (2,380,984)     (5,960,966)     (7,449,466)
Recovery of deferred income taxes        439,513         479,101       1,318,538       1,274,733
Recovery of current income taxes          14,837          12,387          13,675          12,387
                                    ------------    ------------    ------------    ------------
NET LOSS FOR THE PERIOD             $ (1,796,317)   $ (1,889,496)   $ (4,628,753)   $ (6,162,346)
                                    ============    ============    ============    ============

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING
     DURING THE PERIOD                26,912,938      19,174,247      23,692,099      18,241,912
                                    ============    ============    ============    ============

BASIC AND DILUTED NET LOSS
     PER COMMON SHARE               $      (0.07)   $      (0.10)   $      (0.20)   $      (0.34)
                                    ============    ============    ============    ============

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNITED STATES DOLLARS)

                                                                 Nine Months    Nine Months
                                                                    Ended          Ended
                                                                 February 29,   February 28,
                                                                     2004           2003
                                                                 -----------    -----------
CASH USED IN OPERATING ACTIVITIES
Net loss for the year                                            $(4,628,753)   $(6,162,346)
Adjustments to reconcile net loss to net cash used in
         operating activities:
Amortization and depreciation                                      4,157,541      4,721,563
Non-cash interest on convertible notes and notes payable           2,407,326        538,141
Recovery of deferred income taxes                                 (1,318,538)    (1,274,733)
Gain on sale of capital asset                                           (460)        (8,545)
Net change in operating components of working capital               (839,691)      (450,662)
                                                                 -----------    -----------
                                                                    (222,575)    (2,636,582)
                                                                 -----------    -----------
CASH (USED IN)/ FROM INVESTING ACTIVITIES
Proceeds from sale of capital assets                                   6,310         14,950
Acquisition of capital assets                                       (116,304)       (43,707)
Cash (paid for) acquired in  business acquisitions                  (522,019)     1,914,884
(Increase)/decrease in restricted cash                            (1,516,884)       671,366
(Purchase)/sale of short term investments                           (476,858)       222,359
                                                                 -----------    -----------
                                                                  (2,625,755)     2,779,852
                                                                 -----------    -----------
CASH FROM (USED IN) FINANCING ACTIVITIES
Proceeds from exercise of options                                     33,333         53,534

Costs related to issuance of convertible debt                             --       (112,401)
Costs related to the registration and issuance of common stock      (604,917)            --
Proceeds from share and warrants issuance                          7,550,000             --
Repayment of line of credit and note payable                        (763,505)    (1,272,423)
Shareholder loan proceeds                                                 --        500,000
Shareholder loan repayment                                        (1,479,239)      (339,100)
Capital lease payments                                               (72,085)      (284,474)
Proceeds from bank financing                                       1,985,287        392,002
Repayment related to lease settlement                               (120,000)            --
                                                                 -----------    -----------
                                                                   6,528,874     (1,062,862)
                                                                 -----------    -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
                                                                 -----------    -----------
    CASH EQUIVALENTS                                                (129,432)        15,412
                                                                 -----------    -----------

INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS FOR THE PERIOD                               3,551,112       (904,180)
CASH AND CASH EQUIVALENTS, BEGINNING OF
     THE PERIOD                                                      255,173      1,297,656
                                                                 -----------    -----------
CASH AND CASH EQUIVALENTS, END OF
     THE PERIOD                                                  $ 3,806,285    $   393,476
                                                                 ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION
    Interest Paid                                                $   292,046    $   330,328
    Non-cash payments to consultants                             $   604,320             --
    Conversion of notes to common shares                         $ 2,700,000    $   200,000

WORKSTREAM INC.
UNAUDITED RECONCILIATION OF EARNINGS OR LOSS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION (EBITDA)
(UNITED STATES DOLLARS)

                                           Three Months    Three Months    Nine Months     Nine Months
                                               Ended           Ended           Ended           Ended
                                           February 29,    February 28,    February 29,    February 28,
                                               2004            2003            2004            2003
                                           ------------    ------------    ------------    ------------

Net loss, per GAAP                         $ (1,796,317)   $ (1,889,496)   $ (4,628,753)   $ (6,162,346)
Recovery of deferred income taxes              (439,513)       (479,101)     (1,318,538)     (1,274,733)
Recovery of current income taxes                (14,837)        (12,387)        (13,675)        (12,387)
Interest and other expense                    1,248,366         464,587       2,600,355         806,830
Interest and other income                        (4,797)         (1,814)         (6,793)        (38,340)
Amortization and depreciation                 1,366,337       1,735,166       4,174,633       4,733,651
                                           ------------    ------------    ------------    ------------

Earnings (loss) before interest,
   taxes, depreciation and
   Amortization                            $    359,239    $   (183,045)   $    807,229    $ (1,947,325)
                                           ============    ============    ============    ============

Weighted average number of common shares
   outstanding during the period             26,912,938      19,174,247      23,692,099      18,241,912
                                           ============    ============    ============    ============


Basic and diluted loss per share,
   per GAAP                                $      (0.07)   $      (0.10)   $      (0.20)   $      (0.34)
                                           ============    ============    ============    ============

Basic and diluted EBITDA (EBITDA loss)
   per share                               $       0.01    $      (0.01)   $       0.03    $      (0.11)
                                           ============    ============    ============    ============